                                                                    EXHIBIT 4(B)

                          FORM OF FEE WAIVER AGREEMENT

     THIS FEE WAIVER AGREEMENT (the "Agreement") is signed as of December 1,
2004 by Merrill Lynch Retirement Reserves Money Fund of Merrill Lynch Retirement
Series Trust (the "Trust") and the corporate predecessor of FAM Distributors,
Inc. ("FAMD");

     WHEREAS, the Trust and FAMD have entered into a Distribution Plan and
Agreement Pursuant to Rule 12b-1, dated October 2, 1998, whereby FAMD agrees to act as the exclusive distributor and representative of the Trust in the offer and sale of Class II shares of beneficial interest;

     WHEREAS, pursuant to the provisions of Rule 12b-1 of the Investment Company
Act of 1940, as amended (the "Investment Company Act"), the Trust pays FAMD a fee at the annual rate of 0.20% of average daily net asset value for distribution and to defray the expenses associated with the provision of marketing and advertising services by FAMD to the Trust;

     WHEREAS, FAMD desires to waive the 12b-1 fee in its entirety;

     WHEREAS, FAMD understands and intends that the Trust will rely on this Fee
Waiver Agreement in preparing a registration statement on Form N-1A and in accruing the expenses of the Trust for purposes of calculating net asset value and for other purposes, and expressly permits the Trust to do so; and

     WHEREAS, the shareholders of the Trust will benefit from the ongoing waiver by incurring lower operating expenses than they would absent such waivers.

     NOW, THEREFORE, FAMD agrees to waive the 0.20% 12b-1 fee for the period of this Agreement.

     This contractual fee waiver shall be effective through November 30, 2005 and for annual periods thereafter unless FAMD shall notify the Trust of the termination of the contractual fee waiver not less than 30 days prior to the end of the then annual period.

     IN WITNESS WHEREOF, FAMD and the Trust have agreed to this Fee Waiver
Agreement as of the day and year first above written.

                             FAM DISTRIBUTORS, INC.

                             By:
                                 --------------------------------------------
                             Name:
                             Title:

                             MERRILL LYNCH RETIREMENT RESERVES MONEY FUND OF
                             MERRILL LYNCH RETIREMENT SERIES TRUST

                             By:
                                 --------------------------------------------
                             Name:
                             Title: